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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): December 11, 2006

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                      000-32741                84-1394211
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
   of Incorporation)                                         Identification No.)



 13-01 Pollitt Drive, Fair Lawn, NJ                              07410
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 (Address of principal executive offices)                      (Zip Code)


        Registrant's telephone number, including area code (201) 703-2299
        -----------------------------------------------------------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [  ]     Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

         [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

         [  ]     Pre-commencement communications pursuant to Rule 14d-2(b)
under the Exchange Act (17 CFR 240.14d-2(b))

         [  ]     Pre-commencement communications pursuant to Rule 13e-4(c)
under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

On December 11, 2006, Vyteris Holdings (Nevada), Inc. (the "Company") entered into a letter agreement with Qubit Holdings LLC ("Qubit"), the holder of the Company's senior debentures, which provides that if the Company notifies Qubit of the Company's intention to repay the outstanding balance of the senior debentures in full on or before January 15, 2007, Qubit shall be entitled to decline repayment of up to an aggregate of $475,000 of the outstanding balance of the senior debentures which will be convertible into shares of common stock of the Company at $0.25 per share and due August 19, 2008. Upon such repayment of the remainder amount of the senior debentures, Qubit shall exercise such number of its associated warrants on a cashless basis which will result in the issuance to Qubit of 156,000 shares of Common Stock and Qubit shall surrender to the Company the remainder of its 2,399,996 warrants associated with the senior debentures. Also, pursuant to the letter agreement, until January 15, 2007, Qubit will not, without the prior consent of Spencer Trask Specialty Group, LLC ("STSG"), directly or indirectly, (i) offer, sell, assign, transfer, contract or grant any option to sell, or otherwise alienate or dispose of, any part of the senior debentures, (ii) convert the senior debentures or exercise the associated warrants, (iii) enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of the senior debentures or warrants, or (iv) engage in any short selling of the common stock of the Company. Furthermore, the scheduled principal payment of $ 488,707 due to Qubit on December 11, 2006, has been extended and shall become due on January 15, 2007.

On December 11, 2006, the Company issued a senior secured convertible promissory note in the principal amount of $475,000 to Allen Capital Partners X. This promissory note accrues interest at a rate of 6% per annum and is payable on or before December 10, 2008. The holder of the promissory note may elect to convert the promissory note at any time into shares of common stock of the Company at a conversion price of $0.25 per share. The promissory note is secured by the assets of the Company on a pari passu basis with the senior debentures held by Qubit, and is guaranteed by the Company's wholly-owned subsidiary, Vyteris, Inc.

ITEM 1.02     TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 11, 2006, the Company repaid the entire $3,453,284 principal amount of the Company's senior debentures held by Satellite Strategic Finance Associates, LLC and Satellite Strategic Finance Partners, Ltd. The Company repaid $1,850,359 of the principal amount of the Company's senior debentures held by Palisades Master Fund, LP, and Palisades Master Fund, LP converted the remaining $475,000 of principal amount of senior debentures into 1,900,000 shares of common stock of the Company. Strategic Finance Associates, LLC, Satellite Strategic Finance Partners, Ltd., and Palisades Master Fund, LP exercised such number of their senior debenture associated warrants on a cashless basis for which the Company issued an aggregate of 936,000 shares of common stock and Strategic Finance Associates, LLC, Satellite Strategic Finance Partners, Ltd., and Palisades Master Fund, LP surrendered to the Company the remainder of their 21,599,988 warrants associated with the senior debentures.



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ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES

On December 11, 2006, the Company accepted subscriptions from accredited investors in a private placement for purchase of a total of 6,011,701 shares of common stock of the Company for a purchase price of $0.75 per share, resulting in net proceeds to the Company of $4,057,898 after payment of finders fees.

On December 11, 2006, STSG converted $3,000,000 of the principal amount of the Company's promissory notes into 4,000,000 shares of shares of common stock, par value $0.001 per share of the Company at a conversion/purchase price of $0.75 per share.

Reference is made with respect to Item 1.02 hereof with respect to Palisades Master Fund, LP's conversion of $475,000 of the principal amount of senior debentures into 1,900,000 shares of common stock of the Company on December 11, 2006.

Reference is made with respect to Item 1.02 hereof with respect to Strategic Finance Associates, LLC, Satellite Strategic Finance Partners, Ltd., and Palisades Master Fund, LP exercising such number of their senior debenture associated warrants on a cashless basis for which the Company issued an aggregate of 936,000 shares of common stock.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         VYTERIS HOLDINGS (NEVADA), INC.



                         By: /s/ Patrick McKiernan
                             ----------------------
                             Name:   Patrick McKiernan
                             Title: Vice President of Operations and
                                    Principal Accounting Officer


Dated:  December 14, 2006